Exhibit 99.3

On January 4, 2011, 2010 Entest BioMedical, Inc. (“Entest CA”), a California corporation and a wholly owned subsidiary of  Entest BioMedical, Inc., a Nevada corporation (the “Company”) acquired from Pet Pointers, Inc., a California corporation doing business as McDonald Animal Hospital (“Seller”), and Dr. Gregory McDonald DVM (“McDonald”) all the goodwill from McDonald and assets of Seller except cash and accounts receivables used in connection with the operation of a veterinary medical clinic located at 225 S. Milpas Street, Santa Barbara, CA 93103 (the "Business").

The accompanying unaudited pro forma consolidated balance sheet of the Company and Seller gives effect to the acquisition as if it had been completed as of August 31, 2010.

The accompanying unaudited pro forma consolidated statements of operations for the year ended August 31, 2010 give effect to the acquisition as if it had been completed as of August 31, 2009. The historical unaudited statements of operations of the Seller have been recast with a fiscal year end of August 31.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only. Such information in not necessarily indicative of the operating results or financial position had the acquisition taken place on the dates above indicated, nor is it indicative of the results that may be expected for future periods.

The pro forma consolidated financial statements should be read in conjunction with the Company’s financial statements and related notes in it’s filings with the United States Securities and Exchange Commission and in conjunction with the financial statements of the Seller and related notes included in this current report on Form 8-K .

Balance Sheet as of August 31, 2010

	Entest BioMedical, Inc.	Pet Pointers, Inc.		Adjustments and				Pro Forma
				Eliminations				Combined

ASSETS
Current Assets
Cash	$206	$926		-		$(926	)(a)	$206
Officer Loan	-	35,233		-		(35,233	)(a)	-
Accounts Receivable
Current Portion of Prepaid Expenses	54,200	800		-		(800	)(a)	54,200
Employee Receivable	1,396	-		-		-		1,396
Total Current Assets	55,802	36,959						55802

Long Term Assets
Property & Equipment (Net of Accumulated Depreciation)	-	371		28,000	(b)	(371	)(b)	28,000
Leasehold Improvements (Net of Accumulated Depreciation)	-	14,171		-		(14,171	)(b)	-
Loan to Shareholder	-	30,000		-		(30,000	)(a)	-
Non Current Portion of Prepaid Expenses	28,400	-		-		-		28,400
Deposits	1,059	-		-		-		1,059
Intellectual property
Goodwill	-	-		405,000	(c)	-		405,000
Total Long Term Assets	29,459	44,542		-		-		462,459

TOTAL ASSETS	$85,261	$81,501						$518,261

LIABILITES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	21,342	4,565		-		(4,565	)(d)	21,342
Bank Overdraft	-	3,533		-		(3,533	)(d)	-
Current Portion Long Term Debt	-	-		27,900	(e)	-		27,900
Deferred tax Liability	-	115		-		(115	)(d)	-
Notes Payable	156,566	-		50,000	(e)	-		206,566
Accrued Expenses	128,095	53,648		-		(53,648	)(d)	128,095
Total Current Liabilities	306,003	61,861						383,903

Noncurrent portion of Long Term Debt								-
Term Note payable	-	71,290		75,100	(e)	(71,290	)(d)	75,100
TOTAL LIABILITIES	306,003	133,151						459,003

STOCKHOLDERS' EQUITY
Common Stock, Pet Pointers	-	1,000		-		(1,000	)(f)	-

Common Stock, Entest	17,553	-		112	(g)	-		17,665

Additional paid in Capital	537,415	-		279,888	(h)	-		817,303
Contributed capital	15,104	-		-		-		15,104
Deficit accumulated during the development stage	(790,814)	(52,650	)(i)	-		52,650	(i)	(790,814)

Total Stockholders' Equity	(220,742)	(51,650)						59,258

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$85,261	$81,501						$518,261

(a)	Asset Not acquired in Acquisition
(b)	Adjustments resulting from Assets acquired recorded at Fair Value estimated as of the date of Acquisition
(c)	Goodwill resulting from Acquisition
(d)	Liability not assumed by Company
(e)	Liability resulting from Acquisition
(f)	Common stock of Seller not acquired in Acquisition
(g)	Common Stock of Company issued in connection with Acquisition
(h)	Additional Paid in Capital resulting from common stock issued in excess of par in connection with Acquisition
(i)	Accumulated Deficit of Seller not assumed in Acquisition

Statement of Operations For the year ended August 31, 2010

	Entest	Pet Pointer	Adjustments and						Pro Forma
			Eliminations						Consolidated

	Year Ended	Year Ended							Year Ended
	August 31,	August 31,							August 31,
	2010	2010							2010

REVENUES
Sales	$-	609,163	-		-		-		609,163
Total Revenues	$-	$609,163							$609,163
Cost of Revenue		98,850	-		-		-		98,850
Gross profit	-	510,313							510,313

COSTS AND EXPENSES
Research and Development	20,933	-	-		-		-		20,933
Rent	49,200	-	-		-		-		49,200
Occupancy Cost	-	71,938	-		-		-		71,938
General and Administrative	421,213	418,497	(2,594	)(a)	(32,000	)(b)	2,800	(c)	807,916
Incorporation Costs	-	-	-		-		-		-
Consultant's Expenses	46,470	25,146	-		-		-		71,616
Miscellaneous Expenses	-	-	-		-		-		-

Total Costs and Expenses	537,816	515,581							1,021,603

OPERATING LOSS	(537,816)	(5,268)							(511,290)

OTHER INCOME AND EXPENSE

Interest Income	-	1,127	(1,127	)(d)	-		-		-
Interest Expense	(7,075)	(8,007)	8,007	(e)	-		-		(7,075)

LOSS BEFORE INCOME TAXES	(544,891)	(12,148)							(518,365)
Income Taxes	-	-	-		-		-

NET INCOME (LOSS)	$(544,891)	$(12,148)							$(518,365)

BASIC AND DILUTED EARNINGS (LOSS)
PER SHARE	$(0.031)	$(12.148)							(0.029)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	17,540,420	1,000							17,652,128

(a)	Depreciation Expense of Seller
(b)	Compensation to McDonald in excess of compensation stipulated by Employment Agreement
(c)	Depreciation expense of Company attributable to Assets Acquired
(d)	Interest income of Seller
(e)	Interest Expense of Seller